Exhibit 4.9

AMENDMENT AGREEMENT TO THE SIMPLE CREDIT AGREEMENT MADE AND ENTERED INTO BY AND BETWEEN SCOTIABANK INVERLAT, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT [SCOTIABANK INVERLAT CORPORATION, MULTIPLE BANKING INSTITUTION, SCOTIABANK INVERLAT FINANCIAL GROUP], HEREINAFTER CALLED THE "LENDER", REPRESENTED BY ALVARO AYALA MARGAIN, ESQ. AND GRUPO RADIO CENTRO, S.A. DE C.V. [S.A. DE C.V. = VARIABLE CAPITAL CORPORATION], HEREINAFTER CALLED THE "BORROWER", REPRESENTED BY MESSRS. JOSE MANUEL AGUIRRE GOMEZ, CARLOS DE JESUS AGUIRRE GOMEZ, ANA MARIA AGUIRRE GOMEZ AND FRANCISCO DE JESUS AGUIRRE GOMEZ, WITH THE APPEARANCE OF GRC PUBLICIDAD S.A. DE C.V., GRC MEDIOS S.A. DE C.V., AND PROMO RED S.A. DE C.V. AS CO-DEBTORS; DESARROLLOS EMPRESARIALES, S.A. DE C.V., AND ENLACES TRONCALES, S.A. DE C.V., REPRESENTED BY MESSRS. JOSE MANUEL AGUIRRE GOMEZ, CARLOS DE JESUS AGUIRRE GOMEZ, ANA MARIA AGUIRRE GOMEZ AND FRANCISCO DE JESUS AGUIRRE GOMEZ, IN THEIR CAPACITY AS GUARANTORS AND
CO-DEBTORS,  IN  ACCORDANCE  WITH  THE  BACKGROUND,  STATEMENTS  AND  SUBSEQUENT
CLAUSES,
                              WITNESSETH WHEREAS,

                                   BACKGROUND

1. On October 30, 2000, the parties signed a simple Credit Agreement for up to an amount of USD 35,000,000.00 (Thirty-five million dollars in the legal currency of the United States of America). Also appearing in this agreement were the companies Desarrollos Empresariales, S.A. de C.V., and Radiodifusion Red, S.A. de C.V., which provided guarantee for the loan based on the stocks of their subsidiaries which they own, and which are listed in Exhibit "A" of this instrument, as security for compliance of the obligations undertaken by the Borrower towards the Lender. The Credit agreement was certified by Esther Garcia Alvarez, Notary Public, holding commission number 4 of the Federal District; for the purposes of this amendment agreement, it shall be identified as the "Credit Agreement", including the amendments which have been made thereto up to the date this document was signed.

2. On February 20, 2001, the parties signed an amendment agreement to modify the Credit Agreement cited in the paragraph above, in which the Lender allowed the Borrower to take on liabilities with third parties up to the amount of USD 3,500,000.00 (Three million five hundred thousand dollars in the legal currency of the United States of America) in addition to the amount originally authorized in the Credit Agreement.

3. On April 17, 2001 the parties signed an amendment agreement to modify the Credit Agreement cited in paragraph one here, in which it was agreed that the interest rate applicable would be equivalent to the LIBOR rate plus 3.00 (three) percentage points. In addition, the parties agreed to reset the timetable for the loan payments, each payment being for the amount of USD 3,900,000.00 (Three million nine hundred thousand dollars in the legal currency of the United States of America) with the last of the payments to be made on October 31, 2005 for the amount of USD 3,800,000.00 (Three million eight hundred thousand dollars in the legal currency of the United States of America).

4. On July 13, 2001 the Borrower asked the Lender permission to take on liabilities with third parties up to the amount of USD 2,500,000.00 (Two million five hundred thousand dollars in the legal currency of the United States of America) in addition to the amount originally authorized in the Credit Agreement to fund the renewal of the Operating Agreement for a radio station of the Group.

5. On November 15, 2001 the Borrower notified the Lender that it had begun a corporate restructuring process for the purpose of improving control of the group, centralize the stockholdings, make administrative supervision more efficient, and increase the equity of Grupo Radio Centro S.A. de C.V.

6. On December 10, 2000 the parties signed an Amendment Agreement to the Credit Agreement which was certified by Esther Garcia Alvarez, Notary Public, holding commission number 4 of the Federal District. In said amendment agreement, the Borrower acknowledged the debt and agreed to pay the Lender the amount of USD 23,300,000.00 (Twenty-three million three hundred thousand dollars in the legal currency of the United States of America) and the parties agreed to convert 100% of the acknowledged amount into pesos, National Currency, and consequently the Borrower agreed to pay the Lender the amount of MXP238,242,500.00 (Two hundred thirty eight million two hundred forty two thousand five hundred pesos 00/100 National Currency).

7. In the Amendment Agreement cited in the paragraph directly above, the parties also agreed to change the payment dates, the sums of corresponding repayments and how to determine the manner in which interest would be applied to the acknowledged Debt Amount converted to National Currency. The financial indicators were changed and a number of affirmative and negative covenants were added, along with justifications for early termination. As a consequence of the corporate restructuring process of the Borrower, Desarrollos Empresariales, S.A. de C.V., and Enlaces Troncales, S.A. de C.V. appeared for this Amendment Agreement, posting security for the Lender based on the stocks of its proprietary subsidiaries.

8. On July 27, 2003 the parties signed an Amendment Agreement to the Credit Agreement which was certified by Esther Garcia Alvarez, Notary Public, holding commission number 4 of the Federal District, by act number 44151 of the same date. In said amendment agreement the Borrower acknowledged the debt and agreed to pay the Lender the amount of MXP198,532,500.00 (One hundred and ninety-eight million five hundred and thirty-two thousand five hundred pesos 00/100 National Currency). In addition, the Borrower and the Loan Guarantors ratified and extended the Security Guarantee posted for the Lender.

9. In the Amendment Agreement described in paragraph directly above, the parties agreed likewise to change the payment dates, the amounts of the corresponding repayments and to modify some of the affirmative and negative covenants. Likewise, Desarrollos Empresariales, S.A. de C.V., and Enlaces Troncales, S.A. de C.V. acknowledged the debt and acknowledged they were co-debtors with the Borrower to the Lender.

                                   STATEMENTS:

I. The representative of the "Lender" states that the party he represents is a subsidiary credit institution formed in accordance with the relevant laws and which is authorized to sign this agreement.

II. The representatives of the "BORROWER" state that:

a) The party they represent is a trading company of Mexican nationality governed by its articles of incorporation, by the General Law of Trading Companies and other applicable legal provisions.

b) The party they represent owns the property comprising its business.

c) Notwithstanding, the arbitration proceeding initiated by Infored, S.A. de C.V. against the Borrower, now taking place in the International Chamber of Commerce, Mexico section; the ordinary civil actions initiated by Desarrollos Empresariales, S.A. de C.V. and the other four legal entities against Messrs. Jose Elias and Maria Ivonne, both with last name Guitierrez Vivo, and the order to pay by cross-litigation initiated by Infored, S.A. de C.V., all being conducted right now in the Civil Courts of this City, do not adversely affect the financial situation, operations, property or its own legal existence in detriment to the legality, validity or enforceability of this agreement, and they have no official knowledge of any legal proceeding which has been initiated against the party they represent which affects adversely the financial situation, operations, property or its own legal existence, in detriment to the legality, validity or enforceability of this agreement.

d) The financial and accounting information which was submitted to the Lender accurately and reliably reflects the economic situation of the party they represent, and therefore they are not in violation of article 112 of the Law of Credit Institutions, the text and legal scope of which has been explained, for which reason its transcription here is considered unnecessary.

e) To comply with the provisions of a general nature cited in article 115 of the Law of Credit Institutions issued by the Secretary of the Treasury and Public Credit, and published in the Official Gazette of the Federation on the 10th of March of the year 1997, and its amendments and under the terms of the Second provision, the Lender has been shown copies of the represented party's documents as cited below:

      1.    Federal Tax Registration and Tax Identification.

      2. Certified copy of represented party's duly registered Certificate and modifications thereof if applicable as well as the power of attorney granting the authority to represent the party.

      3. Documents proving legal address (property tax receipt, utility bill, telephone bill etc.).

      4. Copy of the official identification of their legal representatives, if applicable.

f) He is willingly appearing to sign this agreement to amend the Credit Agreement cited in paragraph one of the background section.

g) In relation to the credit cited in the first paragraph of the background section, on the date this instrument was signed, the party he represents acknowledges the debt and agrees to pay to the Lender the outstanding balance which amounts to MXP 176,473,333.00 (One hundred and seventy-six million, four hundred and seventy-three thousand, three hundred and thirty three pesos 00/100 National Currency).

h) The party he represents has requested that the Lender change the dates of repayment of capital, the amounts of these payments and the interest rate.

III. The representatives of the guarantors and co-debtors state the following:

a) That the party they represent are trading companies of Mexican nationality governed by their articles of incorporation and by the General Law of Trading Companies and other applicable legal provisions;

b) They are full and legitimate owners of the stocks posted for security and the stocks have been subscribed and are wholly paid-up.

c) Notwithstanding the arbitration proceeding initiated by Infored, S.A. de C.V. against Grupo Radio Centro, S.A. de C.V., now taking place in the International Chamber of Commerce, Mexico section; the ordinary civil actions initiated by Desarrollos Empresariales, S.A. de C.V. and the other four legal entities against Messrs. Jose Elias and Maria Ivonne, both with last name Guitierrez Vivo, and the order to pay by cross-litigation initiated by Infored, S.A. de C.V., all being conducted right now in the Civil Courts of this City, do not adversely affect the financial situation, operations, property or its own legal existence in detriment to the legality, validity or enforceability of this agreement, and they have no official knowledge of any legal proceeding that has been initiated against the party they represent which affects adversely the financial situation, operations, property or its own legal existence, in detriment to the legality, validity or enforceability of this agreement.

d) The financial and accounting information which was submitted to the Lender accurately and reliably reflects the economic situation of the parties they represent, and therefore they are not in violation of article one hundred and twelve of the Law of Credit Institutions, the text and legal scope of which has been explained, for which reason its transcription here is considered unnecessary.

e) To comply with the provisions of a general nature cited in article one hundred and fifteen of the Law of Credit Institutions issued by the Secretary of the Treasury and Public Credit, and published in the Official Gazette of the Federation on the tenth of March of the year nineteen hundred and ninety seven, and its amendments and with regard to the Second provision, the Lender has been shown copies of the represented parties' documents as cited below:

      1.    Federal Tax Registration and Tax Identification.
      2. Certified copy of represented party's duly registered Certificate and modifications thereof if applicable as well as the power of attorney granting him the authority to represent the party.
      3. Documents proving legal address (property tax receipt, utility bill, telephone bill etc.).
      4. Copy of the official identification of their legal representatives, if applicable.

f) Within the company object the represented parties have the power to post guarantees and assume any form of obligation for third parties.

g) He is willingly appearing to formalize this agreement to amend the Credit Agreement cited in paragraph one of the background section.

IV. The Parties state via their legal representatives that they recognize the legal status and powers demonstrated for the purposes of this amendment agreement, as described in the attached document, which is considered an integral part of this amendment agreement.

Now therefore the parties do hereby agree as follows:

                                    CLAUSES:

FIRST. Acknowledgment. The Borrower acknowledges the debt and agrees to pay to the Lender the amount of MXP176,473,333.00 (one hundred and seventy-six million four hundred and seventy-three thousand, three hundred and thirty-three pesos 00/100 National Currency).

This amount includes none of the interest, fees and expenses which the Borrower owes.

SECOND. Extension of credit. The Lender shall give the Borrower an extension of the Simple Credit granted in the Credit Agreement up to the additional amount of MXP50,000,000.00 (fifty million pesos 00/100 National Currency) (hereinafter referred to as the "Additional Credit"). This amount includes none of the interest, fees and expenses which the Borrower owes.

This amount added to the amount described in the first clause of this Amendment Agreement comes to a total of MXP226,473,333.00 (two hundred and twenty-six million four hundred and seventy-three thousand three hundred and thirty-three pesos 00/100 National Currency) (hereinafter the "Debt Amount") this amount being the total amount of the credit not including interest, fees and expenses which the Borrower must pay.

THIRD. Use. The Borrower agrees to use the amount of MXP 50,000,000.00 (fifty million pesos 00/100 National Currency) to pay the short-term debt it owes BBVA Bancomer S.A., Multiple Banking Institution, Grupo Financiero BBVA Bancomer.

FOURTH. Draw. The Borrower shall be able to draw the additional credit in a single installment on the day this amendment agreement is signed without exceeding the amount of additional credit.

The Borrower shall be able to draw the credit if and only if there are resources available in the Lender's Treasury and this agreement, if applicable, shall be certified by the public official designated for this purpose by the Lender.

FIFTH. Timetable of repayments. The Borrower agrees to pay the sum of the Debt Amount within a period of four (4) years counted from the date this instrument is signed in accordance with the following payment timetable:

-------------------------------------------------------------------------
           PAYMENT DATES                                 SUM
-------------------------------------------------------------------------

-------------------------------------------------------------------------
           April 30, 2004                           28,309,166.63
-------------------------------------------------------------------------
          October 31, 2004                          28,309,166.63
-------------------------------------------------------------------------
           April 30, 2005                           28,309,166.63
-------------------------------------------------------------------------
          October 31, 2005                          28,309,166.63
-------------------------------------------------------------------------
           April 30, 2006                           28,309,166.63
-------------------------------------------------------------------------
          October 31, 2006                          28,309,166.63
-------------------------------------------------------------------------
           April 30, 2007                           28,309,166.63
-------------------------------------------------------------------------
          October 31, 2007                          28,309,166.59
-------------------------------------------------------------------------

-------------------------------------------------------------------------
               TOTAL                              MXP 226,473,333.00
-------------------------------------------------------------------------

For the purposes of this amendment agreement, the payments which the Borrower makes to the Lender shall be applied to the payment of his debts in the following order:

i)    Legal expenses or collection, securities or other write-down items, if any

ii)   Value-added tax on Contractual Penalty, if incurred

iii)  Contractual Penalty, if incurred

iv)   Value-added tax on penalty interest, if incurred

v)    Penalty interest, if incurred

vi)   Value-added tax on ordinary interest

vii)  Ordinary Interest

viii) Past due capital if applicable

ix)   Present capital

The Borrower shall make the payments due the Lender on the working day immediately following each of the payment days, if any of these latter were not working days.

SIXTH. Interest. The Borrower shall pay the Lender ordinary interest as accrued quarterly. For this purpose the parties agree that the interest rate applicable to the Debt Amount shall be determined by taking the financial indicator of the total liability over EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) (hereinafter "total liability"/EBITDA) which is reported in the financial information delivered quarterly by the Borrower to the Lender in accordance with the table given below (hereinafter the "Fixed Interest Rate").

As a consequence thereof the parties agree the following:

For the Debt Amount the Borrower shall pay interest on the unpaid balance in accordance with the following table:

--------------------------------------------------------------------------------
Total liability/EBITDA                                             Fixed
                                                                   Interest
                                                                   Rate
--------------------------------------------------------------------------------
Greater than or equal to 5.20                                      11.55%
--------------------------------------------------------------------------------
Greater than 4.50 but less than 5.20                               11.30%
--------------------------------------------------------------------------------
Greater than 3.50 but less than or equal to 4.50                   11.05%
--------------------------------------------------------------------------------
Greater than 3.00 but less than or equal to 3.50                   10.80%
--------------------------------------------------------------------------------
Less than or equal to 3.00                                         10.30%
--------------------------------------------------------------------------------

The applicable interest in accordance with the aforementioned shall be determined by the Lender on the basis of the financial information supplied by the Borrower quarterly, and shall as a consequence be applicable for the next quarterly period counted from the date the financial information was supplied.

The Borrower expressly agrees that while this amendment agreement is in force, the Fixed Interest Rate with respect to all or part of the Debt Amount, whichever applies, shall cease to be applied under the following assumptions and terms:

A) If the parties so agree, it being necessary in this case to sign the corresponding amendment agreement which will be part of the Credit Agreement, without requiring renewal of this instrument or of the Credit Agreement, and the Variable Interest Rate shall then be applied (as defined later).

B) If the payments which the Borrower makes are not sufficient to pay off the amounts corresponding to accrued interest and repayments of capital which were agreed upon.

The Borrower shall then have a period of three (3) working days to rectify this noncompliance.

If the noncompliance is not rectified with a period of three (3) working days as cited above, the interest rate applicable from this moment on with respect to the Debt Amount shall be the Variable Interest Rate (as defined later), and if the noncompliance continues and until it is rectified, the Variable Penalty Interest Rate (as defined later) shall be applied and the Fixed Interest Rate shall cease to be applied from this moment on without detriment to the Lender's right to prematurely terminate the Credit Agreement and this amendment agreement.

If the Borrower is late on the agreed-upon repayments, or any other obligation for which he is responsible, the Lender may apply a Fixed Penalty Interest Rate equal to the sum which results from multiplying the Fixed Interest Rate by two, during the period of three (3) working days cited above, until noncompliance is rectified (hereinafter the Fixed Penalty Interest Rate). The Fixed Penalty Interest Rate shall be calculated a) on any past due balance not paid in a timely manner by the Borrower and b) on the amount of other economic obligations for which the Borrower is responsible which are not capital or interest if these were not paid per the terms of this amendment agreement.

C) If the Borrower makes advance payments on the Debt Amount, this shall be done under the terms of the Seventh Clause of this amendment agreement. Once the Lender receives payment of the Contractual Penalty (as defined later), with respect to the amount of the advance payment, the Fixed Interest Rate shall continue to be applied to the unpaid balance of the Debt Amount, if it exists.

D) If the Borrower by his actions provides justification for premature termination as established in the Credit Agreement or issuing from this amendment agreement, and the Lender demands payment of the unpaid balance of the loan (including the Debt Amount) in accordance with the provisions of the Sixteenth Clause of the Credit Agreement, the Variable Penalty Interest Rate will be applied until the unpaid balance of the loan (including the Debt Amount) is settled.

If any of the scenarios indicated in sections A), B), C) or D) above takes place, the Borrower must pay the Lender a Contractual Penalty. The term "Contractual Penalty" means the amount equal to the Replacement Cost (as defined later) for the Lender corresponding to a swap or operation of exchange of flows of fixed-variable interest rates (hereinafter, "Swap") under the terms established hereafter. This amount shall be determined by the Lender in good faith and in accordance with the market practices in force, the working day after the "Termination Date". The term "Termination Date" means the date on which any of the scenarios cited in sections A), B), C) or D) above occurs.

For the purposes of determining the Swap operation, this would be equal to a hypothetical exchange in Mexican pesos for a theoretical amount equal to the Debt Amount to be paid or prepaid, with the interest payment dates in the Swap being the same ones established in the Sixth Clause of this amendment agreement for the Debt Amount. Assuming in addition that repayment dates and amounts applicable for the Swap are equal to the interest and repayment dates established in the Fifth Clause of this agreement pending to begin as of the Termination Date. However, in the event that any partial prepayment of the Debt Amount is made, the repayment amounts applicable to the Swap will be the ones remaining after this advance payment has been made per the stipulations of the Seventh Clause of this amendment agreement. Under this Swap, the Lender will collect interest calculated at a Fixed Annual Interest Rate equal to 8.30% and payable interest will be calculated at an annual Variable Interest Rate equal to T.I.I.E. [Tasa de Interes Interbancaria de Equilibrio, or Mexican Interbank Equilibrium Interest Rate] (as defined later). The Swap period will be the period which begins on and including the Termination Date and ends on and includes the Termination Date of the Agreement.

For the purposes of calculating the Contractual Penalty, in the event that the T.I.I.E. rate no longer exists, the rate set by the Bank of Mexico to replace it shall be applied or, if there is no replacement, the parties shall agree on the new applicable interest rate; with the understanding that if an agreement is not reached with respect to the replacement rate, the CETES [Certificados de la Tesoreria de la Federacion, or Mexican Treasury Bill] rate or the CPP [Costo de Captacion a Plazo de Pasivos, or Cost of Taking Term Deposits] rate cited in the "Definitions" section included later in this amendment agreement shall be applied.

In all the scenarios cited above, the Lender shall give written notification to the Borrower as to the amount of the Contractual Penalty. The payment of the Contractual Penalty shall be made on the working day following the date that notification of the amount of the Contractual Penalty has been received by the Borrower.

If, from the moment application of the Variable Interest Rate begins to be applied, the Borrower falls behind on payment of the agreed-upon repayments, or on payment of any other obligation for which he is responsible in relation to the Debt Amount, this amendment agreement and/or the Credit Agreement, the Lender shall apply the Variable Penalty Interest Rate.

The parties agree that all the interest rates agreed upon shall be applied on the basis of 360 days per year and for the days which have actually elapsed in the period for which interest is calculated.

Definitions:

For the purposes of the definition of Contractual Penalty, the term "Replacement Value" means the amount which the Lender determines, in good faith, based on market quotations of institutions actively participating in the relevant market, to be the cost or profit which the Lender would pay or receive respectively to replace the economic effect of the outstanding payments which he would receive from the Borrower if the Debt Amount or part thereof were not to be paid or were paid in advance.

"Variable Interest Rate" means the quarterly interest rate applicable to the Debt Amount which is determined (i) at the beginning of the period for which interest is computed and updated quarterly and (ii) using the financial indicator of total liabilities/EBITDA which is reported in the financial information supplied quarterly by the Borrower to the Lender in accordance with the following table:

--------------------------------------------------------------------------------------------------
              Total liability/EBITDA                               Variable Interest Rate
--------------------------------------------------------------------------------------------------
 Greater than or equal to 5.20                               T.I.E.E plus 3.25 percentage points
--------------------------------------------------------------------------------------------------
 Greater than 4.50 but less than 5.20                        T.I.E.E plus 3.00 percentage points
--------------------------------------------------------------------------------------------------
 Greater than 3.50 but less than or equal to 4.50            T.I.E.E plus 2.75 percentage points
--------------------------------------------------------------------------------------------------
 Greater than 3.00 but less than or equal to 3.50            T.I.E.E plus 2.50 percentage points
--------------------------------------------------------------------------------------------------
 Less than or equal to 3.00                                  T.I.E.E plus 2.00 percentage points
--------------------------------------------------------------------------------------------------

The applicable interest in accordance with the aforementioned shall be determined by the Lender on the basis of the financial information supplied by the Borrower quarterly and as a consequence shall be applicable for the next quarterly period counted from the date the financial information was supplied.

"T.I.I.E." means the 28-day Mexican Interbank Equilibrium Interest Rate which is published every day by the Bank of Mexico in the Official Gazette of the Federation on the first day of each period for which the interest rate is determined and for the purposes of its calculation the 28-day T.I.I.E. shall be equivalent to periods of thirty (30) days. If this rate is not published, then the reference rate shall be the one published on the date immediately before that and so on in succession and till the twenty-second day of this interest calculation period.

The parties agree that the applicable Variable Penalty Interest Rate if required shall be the result of multiplying the Variable Interest Rate by two (2). The Variable Penalty Interest Rate shall be calculated a) on any past due balance not paid in a timely manner by the Borrower and b) on the amount of other economic obligations for which the Borrower is responsible which are not capital or interest if these were not paid per the terms of this amendment agreement.

The parties agree that only for the purposes of the Variable Interest Rate and the Variable Penalty Interest Rate and not for the purpose of calculating the Contractual Penalty, if the T.I.I.E. rate is no longer in existence at the time interest is calculated in accordance with the table which shows the relationship total liability/EBITDA and Variable Interest Rate (the "Variable Interest Table"), or its value is not known, then the replacement reference rate will be the Mexican Treasury Bill rate (CETES); the percentage points which correspond thereto shall be added to this reference rate in accordance with the Variable Interest Table, thus determining the replacement interest rate.

In the event that the T.I.I.E. and CETES rates no longer exist, or if their value is not known at the time interest is being calculated, then the replacement reference rate shall be the Cost of Taking Term Deposits (C.C.P.); added to this reference rate shall be the percentage points which correspond thereto in accordance with the Variable Interest Table, and that is how the replacement interest rate shall be determined.

CETES means the 28-day Mexican Treasury Bill rate published by the Bank of Mexico through the Official Gazette of the Federation on the most recent date before the initial date of each period for which the interest rate is determined.

The Cost of Taking Term Deposits (C.C.P.) means the cost of taking term deposits in national currency with a term of 30 days which the Bank of Mexico decides is representative of the entire group of Multiple Banking Institutions and which it publishes in the Official Gazette of the Federation on the first day of each period for which the rate is determined.

SEVENTH. Advance payment. The parties agree to amend the 14th clause of the Credit Agreement to read as follows:

      "If the Borrower is current on his payment obligations he can make total or partial advance payments on the unpaid balance as long as these payments are made on the dates for which interest falls due. The Borrower agrees to give written notification to the Lender 30 days beforehand as to the amount of the advance payment he is going to make.

      These advance payments shall be applied to the unpaid balance, by reducing the repayments yet to be made in a manner proportional (this being understood as retaining the original proportion between the amount of each repayment with respect to the Debt Amount) to the amounts of the repayments established in the Fifth Clause of this amendment agreement, thereby modifying the amount of each repayment beginning on the date of the advance payment concerned.

      Without detriment to the aforementioned, the Borrower shall pay the Lender the Contractual Penalty vis-a-vis the amount which corresponds to the advance payment and additional costs which may be incurred as the result of having to change the Fixed Interest Rate, or by any other cause set forth in the Sixth Clause of this amendment agreement."

EIGHTH. Termination. The parties agree to modify the ninth clause of the Credit Agreement relating to the termination, to indicate as a new termination date for the Credit Agreement and this amendment agreement the 31st (thirty first) day of October 2007 (two thousand and seven) (the "Termination Date of the Agreement").

NINTH. Promissory note. In order to document the sum of the Debt Amount, the Borrower shall obtain and prepare in the name of the Lender a new promissory note to replace those signed previously to document the amount of the Credit and the Amendment Agreements and Debt Recognition cited in the background section of this instrument, as well as the extension of credit contained in this amendment agreement. The due date of the new promissory note cannot be after the termination date of this instrument and shall include the requirements, terms and conditions cited in the General Act on Negotiable Instruments.

TENTH. Affirmative and negative covenants. The parties agree to amend the Fifteenth Clause of the Credit Agreement in background section one and to amend subsection e) and add a section j) of Roman numeral one to read as follows:

I - Affirmative covenants

e) To be complied with during the period the Credit Agreement and amendment agreements are in force, with the following financial indicators, which will be calculated based on the consolidated financial information of the Borrower:

- maximum total liabilities/stockholders' equity of 0.65 (zero point sixty-five)

-  maximum  total   liabilities/EBITDA   (Earnings   Before   Interest,   Taxes,
Depreciation, and Amortization) in accordance with the following:

For the September and December 2003 quarters, a maximum of 4.00 (four point zero zero).

Beginning in 2004, a maximum of 3.00 (three point zero zero).

This financial indicator shall be calculated taking the last 12 months as a reference.

- A minimum tangible capital of MXP75,000,000.00 (seventy-five million pesos 00/100 National Currency) for 2002. For subsequent years the minimum tangible capital shall be the minimum tangible capital of the prior fiscal period plus 30% (thirty percent) of the earnings of the financial period underway. Tangible capital shall mean stockholders' equity minus deferred taxes, guarantee deposits, advance payments, investment in subsidiaries, accounts receivable from affiliates and subsidiaries, and deferred charges and intangible assets.

- A minimum debt coverage of 1.50 (one point fifty). Debt Coverage shall mean Earnings before Interest, Taxes, Depreciation and Amortization over the sum of the circulating part of the long-term bank debt plus financial expenses.

j) The Borrower agrees that the subsidiary companies of the Borrower become jointly responsible with respect to the Credit Agreement and amendment agreements when these companies represent an EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) equivalent at least to 90% (ninety percent) in the Borrower's consolidated accounting.

k) The Borrower agrees to give the Lender, within a period not to exceed sixty days after the closure of each one of the months of March, June, September and December, and while this loan is in force, a letter signed by the Borrower's Finance in which he certifies that the companies which guarantee this loan and represent an EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) equivalent at least to ninety percent

(90%) in the Borrower's consolidated accounting. In this certification, the EBITDAs of the cited companies must be broken down in a clear and concise manner.

l) The co-debtors agree to supply the Lender with the audited financial statements within one hundred and twenty days after closure of the fiscal period corresponding thereto and internal statements every quarter within sixty days after closure of the quarter.

ELEVENTH. The Borrower and the Loan Guarantors shall endorse and extend the Security Guarantee which is made out to the Lender in a particular, express and distinct fashion under the terms of the Amendment Agreements cited in the background section of this agreement, and consequently shall guarantee all the obligations of this Borrower for which he has contracted with the Lender, until the Debt Amount has been settled in its entirety.

TWELFTH. Commission. The Borrower agrees to pay the Lender, on the date this Amendment Agreement is signed, a commission for amending the Credit Agreement indicated in the background section one of this instrument, to be equivalent to 1.00% (one point zero zero percent) of the amount of the Additional Credit.

THIRTEENTH. Non-renewal. Signature of this Amendment Agreement shall not entail renewal of the Credit Agreement and its Amendment Agreements as cited in the background section of this instrument and therefore unless there is an express amendment to this end, the other terms, conditions and obligations shall retain all their legal force and tenor.

FOURTEENTH. Account statements. Per the terms of article sixty eight of the Law of Credit Institutions, this amendment agreement together with the account statement certified by the Accountant empowered to do so by the Lender, shall be considered an executive instrument without the need for authentication by signature or any other requirement.

FIFTEENTH. Additional Costs. If during the period this amendment agreement is in force, the competent authorities issue legal provisions of a general nature applicable to this type of amendment agreement entailing an increase in the costs of the loan, the Lender shall give written notification thereof to the Borrower so that within a period of thirty days counting from the date of the notification, the parties can negotiate the corresponding payment to cover the costs which result from application of these provisions or requirements during the time they are in force per the terms of paragraph four of number M.21.2 of Circular 2019/95 of the Bank of Mexico, the text of which is given here: "With regard to credits whose cost for the lending institution comprises in part commissions which a third party charges this institution and are not acknowledged by the latter at the time the credit instrument is given, or on the other hand modified by that third party himself afterwards, the institutions can agree with their Borrower that the latter will pay the amount of these commissions.

SIXTEENTH. Fee for noncompliance. The Borrower shall report in a timely manner to the Lender any possible noncompliance when the Borrower himself knows beforehand that he will not be able to comply in a timely manner with his affirmative and negative covenants, for which reason he must ask for an extension so that he may comply with them. In this event he must indicate the causes of these failures to comply, the actions and time he will take to rectify them, with the understanding that the Lender reserves the right to grant the Borrower the aforementioned extension.

If the Lender becomes aware of some noncompliance with the affirmative and negative covenants, he shall give notice thereof to the Borrower for the purposes of obtaining information on the causes of these instances of noncompliance, and the actions and time the latter is going to take to rectify them.

In both scenarios, if there is noncompliance with any of his affirmative or negative covenants set forth in the Credit Agreement and its amendment agreements, the Borrower shall authorize the Lender to charge a fee of USD $18,000.00 (eighteen thousand dollars in legal currency of the United States of America 00/100).

Without detriment to the above, the Lender reserves the right to terminate this agreement prematurely in the case of noncompliance.

SEVENTEENTH. Consent. DESARROLLOS EMPRESARIALES, S.A. DE C.V., ENLACES TRONCALES, S.A. DE C.V., GRC PUBLICIDAD, S.A. DE C.V., GRC MEDIOS, S.A. DE C.V. AND PROMO RED, S.A. DE C.V. give their express consent with acknowledgement of indebtedness by this instrument, agreeing to be jointly responsible with the Borrower to the Lender under the terms of articles nineteen hundred eighty seven and nineteen hundred eighty eight of the Civil Code in force for the Federal District.

EIGHTEENTH. Fees, charges and expenses. The fees, charges and other reasonable expenses incurred by virtue of signing this instrument, having a Notary Public certify this amendment agreement, registering it in the corresponding Public Registry of Property and Trade, and ensuring that the document is officially stamped, shall be paid by the Borrower, who agrees to pay them at the time this instrument is signed.

NINETEENTH. Jurisdiction. For all matters relating to the interpretation of, compliance with and execution of this amendment agreement, the parties agree to submit to the jurisdiction of the Courts of the Federal District, expressly waiving the right to any jurisdiction to which they could have recourse by reason of any legal address which they have now or may have in future.

Signed in three copies in Mexico City, Federal District on the third day of December two thousand and three.

                                   The Lender
                                   ----------
                            SCOTIABANK INVERLAT, S.A.
                          MULTIPLE BANKING INSTITUTION
                       SCOTIABANK INVERLAT FINANCIAL GROUP

                            /s/ Alvaro Ayala Margain
                            ------------------------
                            Mr. Alvaro Ayala Margain

                                  The Borrower
                                  ------------
                        Grupo Radio Centro, S.A. de C.V.

 /s/ Jose Manuel Aguirre Gomez              /s/ Ana Maria Aguirre Gomez
 -----------------------------              ---------------------------
 Mr. Jose Manuel Aguirre Gomez              Ms. Ana Maria Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez           /s/ Francisco de Jesus Aguirre Gomez
---------------------------------           ------------------------------------
Mr. Carlos de Jesus Aguirre Gomez           Mr. Francisco de Jesus Aguirre Gomez

                        "The Guarantors" and "Co-Debtors"
                        ---------------------------------
                     DESARROLLOS EMPRESARIALES, S.A. DE C.V.
                         ENLACES TRONCALES, S.A. DE C.V.
                          GRC PUBLICIDAD, S.A. DE C.V.
                          GRC MEDIOS, S.A. DE C.V. AND
                             PROMO RED, S.A. DE C.V.

/s/ Jose Manuel Aguirre Gomez                  /s/ Ana Maria Aguirre Gomez
-----------------------------                  ---------------------------
Mr. Jose Manuel Aguirre Gomez                  Ms. Ana Maria Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez              /s/ Francisco de Jesus Aguirre
---------------------------------              ------------------------------
Mr. Carlos de Jesus Aguirre Gomez              Mr. Francisco de Jesus Aguirre

                                    WITNESSES

/s/  Marcela Castillo Nogueron                 /s/  Efrain de Tuya Graciano
---  -------------------------                 ---  -----------------------
Ms. Marcela Castillo Nogueron                  Mr. Efrain de Tuya Graciano

ACT NO.  45432--------------------------.  In Mexico City, Federal District,  on
the fourth day of the month of December of the year two thousand and three, I, Maria Esther Garcia Alvarez, Notary Public no. four of the Federal District, bear witness that:

FIRST. Appearing before me are Messrs. Mr. Alvaro Ayala Margain, Esq., representing SCOTIABANK INVERLAT CORPORATION, A MULTIPLE BANKING INSTITUTION, SCOTIABANK INVERLAT FINANCIAL GROUP, in its capacity as Lender; Messrs. Jose Manuel Aguirre Gomez, Carlos de Jesus Aguirre Gomez, Ana Maria Aguirre Gomez and Francisco de Jesus Aguirre Gomez of the GRUPO RADIO CENTRO, VARIABLE CAPITAL CORPORATION, in its capacity as Borrower; as well as Messrs. Jose Manuel Aguirre Gomez, Carlos de Jesus Aguirre Gomez, Ana Maria Aguirre Gomez and Francisco de Jesus Aguirre Gomez representing the companies DESARROLLOS EMPRESARIALES, S.A. DE C.V., ENLACES TRONCALES, S.A. DE C.V., GRC PUBLICIDAD, S.A. DE C.V., GRC MEDIOS, S.A. DE C.V. AND PROMO RED, VARIABLE CAPITAL CORPORATION for the purpose of ratifying in each and every one of its parts the contents of the amendment agreement foregoing to this instrument.

SECOND. The parties state before me, the Notary Public, that the text of the amendment agreement is the actual expression of their will and that the signatures appearing at the bottom are their authentic signatures written in their own hand and are the same they use on all acts and documents and state under oath that they are telling the whole truth and nothing but the truth and there has been nor do they expect to be any restraint action that would limit their abilities to do so, a statement which they make under oath, evidence thereof being given with their signature of this act with me and in my presence.

THIRD. The legal representative of SCOTIABANK INVERLAT CORPORATION, MULTIPLE BANKING INSTITUTION, SCOTIABANK INVERLAT FINANCIAL GROUP, provided me with no identification, as I know him personally to be legally empowered to act herein.

FOURTH. The other parties appearing have provided proof of their identification, photocopies of which are attached to the copy of this instrument which will be placed on public record under my responsibility, and in my judgment they are also legally empowered to act herein.

FIFTH.   That  I  myself  duly   authenticated  the  legal  status  and  general
information, which are reproduced and attached hereto.

SIXTH. That those acting as representatives state under oath that the legal powers conferred upon them have not been revoked, modified or limited in any way as of this date. IN WITNESS WHEREOF. In Mexico City, Federal District on the
..........th day of the month of ........... of the year two thousand and three.

                                   The Lender
                                   ----------
                            SCOTIABANK INVERLAT, S.A.
                          MULTIPLE BANKING INSTITUTION
                       SCOTIABANK INVERLAT FINANCIAL GROUP

                            /s/ Alvaro Ayala Margain
                            ------------------------
                            Mr. Alvaro Ayala Margain

                                  The Borrower
                                  ------------
                        Grupo Radio Centro, S.A. de C.V.

/s/ Jose Manuel Aguirre Gomez               /s/ Ana Maria Aguirre Gomez
-----------------------------               ---------------------------
Mr. Jose Manuel Aguirre Gomez               Ms. Ana Maria Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez           /s/ Francisco de Jesus Aguirre Gomez
---------------------------------           ------------------------------------
Mr. Carlos de Jesus Aguirre Gomez           Mr. Francisco de Jesus Aguirre Gomez

                         "THE GUARANTORS AND CO-DEBTORS"
                     DESARROLLOS EMPRESARIALES, S.A. DE C.V.
                         ENLACES TRONCALES, S.A. DE C.V.
                          GRC PUBLICIDAD, S.A. DE C.V.
                          GRC MEDIOS, S.A. DE C.V. AND
                             PROMO RED, S.A. DE C.V.

/s/ Jose Manuel Aguirre Gomez               /s/ Ana Maria Aguirre Gomez
-----------------------------               ---------------------------
Mr. Jose Manuel Aguirre Gomez               Ms. Ana Maria Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez           /s/ Francisco de Jesus Aguirre Gomez
---------------------------------           ------------------------------------
Mr. Carlos de Jesus Aguirre Gomez           Mr. Francisco de Jesus Aguirre Gomez

                                    WITNESSES

/s/ Marcela Castillo Nogueron               /s/ Efrain de Tuya Graciano
-----------------------------               ---------------------------
Ms. Marcela Castillo Nogueron               Mr. Efrain de Tuya Graciano

                                    APPENDIX
                      LEGAL STATUS AND GENERAL INFORMATION

SCOTIABANK INVERLAT CORPORATION, MULTIPLE BANKING INSTITUTION, SCOTIABANK INVERLAT FINANCIAL GROUP, is an institution formed under Mexican law, as set down in record no. three hundred and ten dated January thirtieth of the year nineteen hundred and thirty four, certified by Notary Public number seven of the City of Chihuahua, Chihuahua, Jose Mena Castillo; the first copy of this deed was registered on the twenty-fourth of May of the year nineteen hundred and thirty four under number forty two, in folios two hundred eighty two and subsequent of book seventeen of the Trade Section of the Public Property Register of the District of Morelos Chihuahua, with the name of Banco Comercial Mexicano [Mexican Commercial Bank].

The company has changed a number of times, as shown in deed number three thousand two hundred and fifty four, dated December second of the year nineteen hundred and ninety four, certified by Ana Patricia Bandala Tolantino, Notary number one hundred and ninety five of the Federal District, the first authenticated copy of which was recorded in the Public Commerce Trade of Chihuahua, State of Chihuahua under number two thousand two hundred and twenty-one, folios ninety-one, book number six hundred and sixty-six, on June first of the year nineteen hundred and ninety-five and in the Public Commerce Trade Register of the Federal District in mercantile folio number one hundred and ninety eight thousand eight hundred and sixty seven, on June seventh of the year nineteen hundred and ninety five, where the minutes of the Extraordinary General Assembly of Stockholders were put on public record and in which among other things resolutions were passed to change the name to Banco Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Inverlat and to change their legal address from the City of Chihuahua in the state of the same name to Mexico City, Federal District, amending to this end articles one and five of their bylaws.

In record number twenty three thousand three hundred and ninety five, on January twelfth of the year two thousand and one, Notary Ana Patricia Bandala Tolentino certified and registered in the Public Trade Register of the Federal District in mercantile folio number one hundred and ninety eight thousand eight hundred and seventy seven dated the thirty first of January of the year two thousand and one, the minutes of the Ordinary, Extraordinary and Special General Assembly of Stockholders of Inverlat Bank Corporation, Multiple Banking Institution, Inverlat Financial Group in which its conversion into a subsidiary company was resolved and its bylaws were amended to change its name to Scotiabank Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Scotiabank Inverlat.

ALVARO AYALA MARGAIN, participating in the signing of this agreement as legal representative of Inverlat Bank, Sociedad Anomina, Multiple Banking Institution, Inverlat Financial Group (now Scotiabank Inverlat Corporation, Multiple Banking Institution, Scotiabank Inverlat Financial Group) provided evidence of his identity and legal powers conferred for this act per record number 128,195 dated November 3, 2003

(November third two thousand and three), certified by Homero Diaz Rodriguez and Ricardo Cuevas Miguel registered with the college of Notary Publics under numbers fifty four and two hundred ten of the Federal District. In terms of his general information, he states that he is Mexican by birth, originally from Mexico City Federal District, born on January 21, nineteen hundred seventy, single, employed and domiciled in Bosque de Ciruelos 120 1st Floor, Development, Bosques de las Lomas, 11700, Mexico, Federal District, current on his income tax payments, and likewise the party he represents, without providing evidence thereof, stating that the power of attorney of which proof was submitted has not to date been revoked, modified or limited in any way;

GRUPO RADIOCENTRO Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number one hundred and five thousand and one dated the twenty-first of June of the year nineteen hundred and ninety nine, certified by Ignacio R. Morales Lechuga, Notary Public number one hundred and sixteen of the Federal District, duly registered in the Public Trade Register in folio 20694, record was made of the legal power and appointment of the members of the Board of Operations with the related companies of Grupo Radio Centro, S.A. de C.V.; this deed certified the incorporation and legal existence of the company and the following resolutions were made, among others: that powers of attorney would be granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Francisco de Jesus Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for the following: acts of ownership, and drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments, with the limitation that there needed to be four of these attorneys-in-fact acting together.

DESARROLLOS EMPRESARIALES, Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number one hundred and six thousand seven hundred and twenty nine dated the third of January of the year two thousand, certified by Ignacio R. Morales Lechuga, Notary Public number one hundred and sixteen of the Federal District, duly registered in the Public Trade Register in folio number 135677, the company's resolution to revoke and confer powers of attorney was put on record. In this same instrument the incorporation and legal existence of the company was certified and the following agreements were made among others: that power of attorney would be granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Francisco de Jesus Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel
Aguirre  Gomez,  for  the  following:  acts  of  ownership  and  signing  credit instruments, with the limitation that there must be four of these attorneys-in-fact acting together.

In deed number one hundred thirteen thousand one hundred and five dated December 11, 2001, certified by Ignacio R. Morales Lechuga, Notary Public number 116 of the Federal District, duly registered in the Public Trade Register in record number 134251, 135677 and 175926, the minutes of the Extraordinary General Assemblies of stockholders of the companies Desarrollos Empresariales, S.A. de C.V., Industrial Telecentro, S.A. de C.V. and Mensajes Digitales, S.A. de C.V. dated October first of the year two thousand and one were placed on record, with the resolution that these companies would subsequently be merged into one, to be called Desarrollos Empresariales, S.A. de C.V., which would be the merger company.

ENLACES TRONCALES, Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number ten thousand five hundred and fifty two dated March fourth of the year nineteen hundred and ninety two, certified by Sara Cuevas Villalobos, Notary Public number 197 of the Federal District, the first authenticated copy of which was incorporated in the Public Trade Register in mercantile folio number one hundred fifty eight thousand six hundred and eighty two, Enlaces Troncales SA de C.V. was incorporated with legal address in Mexico City, Federal District, with a term of 99 years, its company object being to install, operate, use, import and export all sorts of telecommunications equipment and services, to offer public telecommunications services, outsourced, licensed or authorized by the Secretary of Communications and Transport.

In deed number one hundred thirty thousand one hundred and four dated December 11, 2001, certified by Ignacio R. Morales Lechuga, Notary Public number one hundred sixteen of the Federal District, duly registered in the Public Trade Register in folios 158682, 261313, 249590, 249589 and 249588, the minutes of the Extraordinary General Assemblies of stockholders of the companies Palco Deportivo.Com, SA de C.V., Palco Shop, S.A. de C.V., Palco Deportivo Multimedia, SA de C.V. and Enlaces Troncales, SA de C.V. were placed on record and it was resolved that these companies would subsequently merge into one, to be called Enlaces Troncales, S.A. de C.V., which is the merged company.

GRC MEDIOS Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number 110,540 dated April 2 of the year 2001, certified by Ignacio R. Morales Lechuga, Notary Public number 116 of the Federal District, the minutes of the Extraordinary General Assembly of Stockholders dated March 19 of the year 2001 were incorporated, it being resolved among other things that: the company To2 Mexico S.A. de C.V. would be split, to create GRC Medios S.A. de C.V.

In deed no. 110,541 dated April 2 of the year 2001 certified by Ignacio R. Morales Lechuga, Notary Public number 116 of the Federal District and registered in the Public Trade Register with folio number 276685 under section 6433 dated June 20, 2001, the incorporation of GRC Medios, Variable Capital Corporation, was incorporated with domicile in Mexico City, Federal District, with a term of 99 years, with company object of conducting domestic and foreign publicity operations by any means suitable to it, within and outside of Mexico, and having the ability to make guarantees and serve as co-debtors for third parties, as well as security for third parties. The Sole Administrator or Board of Directors has the following legal powers: general power for legal actions and collections, acts of administration, acts of ownership, and drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments, to manage and obtain all sorts of financing, credit and loans which the company might require, with the ability to put up guarantees and serve as co-debtors for third parties outside of the company, as well as put up security for third parties. In this same instrument, power of attorney was granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez,


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

Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for the following: general power for acts of ownership, and drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments, with the limitation that there must be four of the attorneys-in-fact acting together. Mr. Carlos Aguirre Gomez was granted power of attorney for the following: legal actions and collections, acts of administration, granting general or special powers and revoking any thereof, and conferring, delegating or substituting for third parties in whole or in part any of the powers cited above.

GRC PUBLICIDAD Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number 21,049 dated May 12, of the year 2000, certified by Ana de Jesus Jimenez Montanez, Notary Public number 46 of the Federal District, registered in the Public Trade Register in mercantile folio number 260591, the incorporation of the company called "GRC Publicidad" S.A. de C.V. was placed on record, with its bylaws, domiciled in Mexico, Federal District, with a term of 99 years, and with the object of: conducting domestic and foreign publicity operations by any means suitable to it, commercially representing radio and television stations, contracting for technicians, artists and personnel specialized in the work necessary to ensure the development and success of the company's object, granting guarantees and serving as co-debtor for third parties, as well as granting security for third parties, with a clause excluding foreigners. The management and administration of the company are the responsibility of a Sole Administrator or Board of Directors made up of no fewer than seven members and no more than eleven, in accordance with the resolution of the ordinary General Assembly of stockholders. Powers of attorney were granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for: general power for acts of ownership, with the understanding that any four of the aforementioned agents parties together are needed to exercise this power, and power for drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments in the name of the represented party, exercising this right separately or together, as well as the legal power to replace or delegate their mandate. Mr. Carlos Aguirre Gomez was granted power of attorney for: general power for legal actions and collections, receiving payments, and acts of administration.

PROMO RED, Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number 140,784 dated May 22, of the year 1985, certified by Notary Public no. 122 of the Federal District, Eugenio Ibarrola Santoyo, in the notarial books of Notary Public no. 31, registered in the Public Trade Register of the Federal District, on mercantile folio no. 82,945, the incorporation of the Variable Capital Corporation called Videas was placed on record, with a term of 99 years, domiciled in the Federal District, with the following company object, among others: developing, preparing and producing television programs of any type as well as marketing, importing and exporting them.

In deed number 7082 dated July 13 of the year 1995, certified by Notary Public no. 202 of the Federal District, Juan Jose del Valle Alvarado, of Public notary's office no. 5,


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

recorded in the Public Trade Register as above, in mercantile folio no. 82,945, the minutes of the Extraordinary General Assembly of Stockholders on June 19, 1995 were placed on record, in which it was resolved among other things that the name of the company would be changed to Promo Red, S.A. de C.V. and as a consequence the first clause of the bylaws was amended.

In deed no. 21,030 dated September 18 of the year 1995, certified by Notary Public no. 184 of the Federal District, Mario Garciadiego Gonzalez Cos, the minutes of the Extraordinary General Assembly of Stockholders dated July 11, 1995 were placed on record, in which it was resolved among other things to change the company's object to the following: providing of all sorts of services involving accounting, legal, financial, auditing, personnel contracting, appointments, collections, personnel training, public relations, computing, sales and any other activity requiring third parties, as well as expert appraisal and consulting in relation to the activities cited above, and consequently clause four of the company bylaws was amended.

In deed no. 106,783 dated January 18 of the year 2000, certified by Notary Public 116 of the Federal District, Ignacio R. Morales Lechuga, registered in the Public Trade Register on mercantile folio number 82945, dated February 3, 2000, the minutes of the Ordinary General Assembly of Stockholders of Promo Red, S.A. de C.V., dated May 25, 1995, wherein resolutions were made in relation to the resignation, appointment and ratification of members of the Board of Directors, ratification of the commissioner and agreeing to the revocation and granting of powers of attorney by "Promo Red", Variable Capital Corporation.

Power of attorney was given to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for the following: general power for acts of ownership and for drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments in the name of the represented party, with the limitation that there must be four of the attorneys-in-fact acting together.

Mr. Carlos Aguirre Gomez was granted power of attorney for: general power for legal actions and collections, with special powers per article 2587 of the Civil Code of the Federal District, general power for acts of administration, as well as conferring, delegating or substituting in whole or in part for third parties any of the powers cited above and to revoke those he has granted, delegated or substituted, at any time.

In deed number 29,052, dated November 11, 2003, certified by Notary Public Alberto T. Sanchez Colin, Notary Public no. 83 of the Federal District, an amendment to the company object and to clause Four of the bylaws of Promo Red S.A. de C.V. was placed on record, establishing, among other things, the possibility of granting guarantees and become co-debtors for third parties, as well as putting up security for third parties.

In terms of general information, the companies' attorneys-in-fact state as follows:


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

Jose Manuel Aguirre Gomez, Mexican by birth, originally from Mexico City, the Federal District, where he was born on December ninth, nineteen hundred and sixty one, single, businessman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

Carlos de Jesus Aguirre Gomez, by birth, originally from Mexico City, the Federal District, where he was born on February nineteenth, nineteen hundred and fifty-five, single, businessman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

Ana Maria Aguirre Gomez, Mexican by birth, originally from Mexico City, the Federal District, where she was born on November twentieth, nineteen hundred and forty-three, married with separation of property, businesswoman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

Francisco de Jesus Aguirre Gomez, Mexican by birth, originally from Mexico City, the Federal District, where he was born on October eighth nineteen hundred and forty-one, single, businessman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

For their own general information, the Witnesses state the following:

Efrain de Tuya Graciano, Mexican by birth, originally from Mexico City, Federal District, born on October 4, nineteen hundred and sixty-nine, married, a bank official by profession, with domicile at Boulevard Manuel Avila Camacho number one, floor 8, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, zip code eleven thousand nine, Federal District.

Marcela Castillo Nogueron, Mexican by birth, originally from Cuernavaca, Morelos, born on December fifth nineteen hundred and sixty five, married, a lawyer and bank official by profession, domiciled at Boulevard Manuel Avila Camacho number one, floor 8, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, zip code eleven thousand nine. Federal District.


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